Exhibit 3.2

AMENDED AND RESTATED BYLAWS

of

ARGO GROUP INTERNATIONAL HOLDINGS, INC.,
a Delaware Corporation

Effective ~~November 30, 2023~~September 25, 2024

TABLE OF CONTENTS

Page

Article I - Stockholders			1
	1.	Place of Meetings	1
	2.	Annual Meeting	1
	3.	Special Meetings	1
	4.	Notice of Meetings	1
	5.	Quorum	2
	6.	Voting and Proxies	2
	7.	Action at Meeting	2
	8.	Presiding Officer	2
	9.	Conduct of Meetings	2
	10.	Action without a Meeting	2
	11.	Stockholder Lists	3

Article II - Directors			3
	1.	Powers	3
	2.	Number and Qualification	3
	3.	Vacancies; Reduction of Board	3
	4.	Tenure	3
	5.	Removal	3
	6.	Meetings	3
	7.	Notice of Meetings	3
	8.	Quorum	4
	9.	Action at Meeting	4
	10.	Action by Consent	4
	11.	Committees	4

Article III - Officers			4
	1.	Enumeration	4
	2.	Election	4
	3.	Qualification	4
	4.	Tenure	4
	5.	Removal	5
	6.	Vacancies	5
	7.	Chairman of the Board and Vice Chairman	5
	8.	Chief Executive Officer	5
	9.	President	5
	10.	Vice Presidents and Assistant Vice Presidents	5
	11.	Chief Financial Officer or Controller	5
	12.	Secretary and Assistant Secretaries	5
	13.	Other Powers and Duties	5

Article IV - Capital Stock			6
	1.	Uncertificated Stock	6
 	~~2.~~ 	~~Transfers~~	~~6~~
	~~3~~2.	Record Holders	6
	~~4~~3.	Record Date	6

Article V - Indemnification			6
	1.	Right to Indemnification	6
	2.	Advancement of Expenses	7
	3.	Success on the Merits or Otherwise	7
	4.	Requirement to Authorize Indemnification in each Specific Case	7
	5.	Nonexclusive Rights	7

6.	Insurance	7
7.	Indemnification of Employees of Agents of the Corporation	7
8.	General	7

Article VI - Miscellaneous Provisions		8
1.	Fiscal Year	8
2.	Seal	8
3.	Execution of Instruments	8
4.	Voting of Securities	8
5.	Resident Agent; Offices	8
6.	Corporate Records	8
7.	Certificate of Incorporation	8
8.	Amendments	8
9.	Waiver of Notice	8

AMENDED AND RESTATED BYLAWS

of

ARGO GROUP INTERNATIONAL HOLDINGS INC.
a Delaware corporation
(the “Corporation”)

Article I - Stockholders

1.                  Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the DGCL.

2.                  Annual Meeting. The annual meeting of stockholders shall be held for the election of directors each year at such place, date and time as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting. If no date for the annual meeting is established or said meeting is not held on the date established as provided above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

3.                  Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, the President, or by the Board of Directors, but such special meetings may not be called by any other person or persons. The call for the meeting shall state the place, date, hour and purposes of the meeting. Only the purposes specified in the notice of special meeting (or any supplement thereto) shall be considered or dealt with at such special meeting.

4.                  Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given by the Secretary (or other person authorized by these Bylaws or by law) not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Certificate of Incorporation or under these Bylaws is entitled to such notice. If mailed, notice is given when deposited in the mail, postage prepaid, directed to such stockholder at such stockholder’s address as it appears in the records of the Corporation. Without limiting the manner by which notice otherwise may be effectively given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”).

Any meeting of the stockholders may be adjourned or postponed from time to time by the chairman of such meeting or by the Board of Directors, without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with this Section 4; except that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

5.                  Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

6.                  Voting and Proxies. Except as otherwise provided by the Certificate of Incorporation or by law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by either written proxy or by a transmission permitted by Section 212(c) of the DGCL, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

7.                  Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

8.                  Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, if one is elected, or in his or her absence, the Vice Chairman of the Board, if one is elected, or if neither is elected or in their absence, the President. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders if the Chairman of the Board, the Vice Chairman of the Board or the President is unable to do so for any reason.

9.                  Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

10.              Action without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted by law to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, by hand or by certified mail, return receipt requested, or to the Corporation’s principal place of business or to the officer of the Corporation having custody of the minute book. Every written consent shall bear the date of signature and no written consent shall be effective unless, within sixty (60) days of the earliest dated consent delivered pursuant to these Bylaws, written consents signed by a sufficient number of stockholders entitled to take action are delivered to the Corporation in the manner set forth in these Bylaws. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

11.              Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Nothing contained in this Section 11 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Article II - Directors

1.                  Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.                  Number and Qualification. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, the number of directors which shall constitute the whole board shall be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

3.                  Vacancies; Reduction of Board. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, a majority of the directors then in office, although less than a quorum, or a sole remaining Director, may fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of directors. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, in lieu of filling any vacancy, the Board of Directors may reduce the number of directors.

4.                  Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, directors shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.                  Removal. To the extent permitted by law, a director may be removed from office with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of directors.

6.                  Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, orally or in writing, by the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, the President, or by two or more Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting. At each meeting, the Chairman of the Board, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman of such meeting. The Secretary or Assistant Secretary shall act as secretary at each meeting of the Board of Directors.

7.                  Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the directors calling the meeting. Notice shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communications, sent to such director’s business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address at least forty-eight (48) hours in advance of the meeting.

8.                  Quorum. Except as otherwise required by law or the Certificate of Incorporation, at any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

9.                  Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these Bylaws.

10.              Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

11.              Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, establish one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these Bylaws.

Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these Bylaws for the Board of Directors. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board may abolish any committee at any time.

Article III - Officers

1.                  Enumeration. The officers of the Corporation shall consist of a President and a Secretary, and such other officers, including, without limitation, a Chief Executive Officer, a Chief Financial Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents and Assistant Secretaries, as the Board of Directors may determine. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board.

2.                  Election. The President and Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

3.                  Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of such officer’s duties in such amount and with such sureties as the Board of Directors may determine.

4.                  Tenure. Except as otherwise provided by the Certificate of Incorporation or by these Bylaws, each of the officers of the Corporation shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.                  Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the directors then in office.

6.                  Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7.                  Chairman of the Board and Vice Chairman. Unless otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

8.                  Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

9.                  President. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business. If there is no Chairman of the Board or Vice Chairman of the Board, the President shall preside, when present, at all meetings of stockholders and the Board of Directors. The President shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

10.              Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

11.              Chief Financial Officer or Controller. The Chief Financial Officer or Controller shall perform such duties as the Board of Directors may from time to time designate and shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Chief Financial Officer or Controller shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. The Chief Financial Officer or Controller shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

12.              Secretary and Assistant Secretaries. The Secretary shall record the proceedings of all meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In the absence of the Secretary from any such meeting an Assistant Secretary, or if such person is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation) and shall have such other duties and powers as may be designated from time to time by the Board of Directors.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

13.              Other Powers and Duties. Subject to these Bylaws, each officer of the Corporation shall have, in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to such officer’s office, and such duties and powers as may be designated from time to time by the Board of Directors.

Article IV - Capital Stock

1.                  Uncertificated Stock. Shares issued to the stockholders will be uncertificated, until such time as may be determined otherwise by the Board of Directors. The Corporation shall be permitted to issue fractional shares.

~~2.                  Transfers. Subject to any restrictions on transfer, the stockholders shall not transfer all or any portion of its shares without the prior written consent of (i) all the other stockholders (if any) (which consent may be withheld for any reason) and (ii) the Corporation.~~

~~3~~2.                  Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the Corporation of such stockholder’s post office address.

~~4~~3.                  Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, more than ten (10) days after the date on which the record date for stockholder consent without a meeting is established, nor more than sixty (60) days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Article V - Indemnification

1.                  Right to Indemnification. Subject to Section 3 of this Article V of these Bylaws, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, as it now exists or may be hereinafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any individual or firm (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (a “Proceeding”), including, but not limited to, serving as a witness without being named a defendant or respondent, based on or arising out of, in whole or in part, (a) the fact that he or she is or was a director, advisory director, or officer of the Corporation or any subsidiary of the Corporation or (b) acts or omissions by a Covered Person in his or her capacity as a director, officer, employee or agent of the Corporation or any subsidiary of the Corporation or taken at the request of the Corporation or any subsidiary of the Corporation, including, but not limited to, any individual or firm who is or was serving at the request of the Corporation as a director, advisory director, officer, partner, trustee, or administrator of any majority-owned subsidiary or an employment benefit plan of the Corporation, against all expense, liability and loss suffered (including, but not limited to, attorneys’ fees judgments, penalties, fines, excise taxes, and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith; provided, however, that, except as provided in this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

2.                  Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that (i), to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise and (ii) such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of a written affirmation by such Covered Person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Corporation under this Article V.

3.                  Success on the Merits or Otherwise. To the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1 of this Article V, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person in connection therewith.

4.                  Requirement to Authorize Indemnification in each Specific Case. Any indemnification under Section 1 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 of this Article V. Such determination shall be made, with respect to a Covered Person: (i) by a majority vote of the directors who are not parties to such Proceeding, though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

5.                  Nonexclusive Rights. The rights conferred on any Covered Person by this Article V shall not be deemed exclusive of any other rights to which such Covered Person may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

6.                  Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, advisory director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, advisory director, officer, partner, trustee, administrator or employee of any majority-owned subsidiary or an employment benefit plan of the Corporation, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article V.

7.                  Indemnification of Employees of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of director and officers of the Corporation.

8.                  General. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, advisory director, officer or employee of the Corporation and shall inure to the benefit of the heirs, executors and administrator of such a person. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of a Proceeding for which indemnification or advancement of expenses is sought. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, advisory director, officer, partner, trustee, administrator or employee of any majority-owned subsidiary or an employment benefit plan of the Corporation shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other majority-owned subsidiary or an employment benefit plan of the Corporation.

Article VI - Miscellaneous Provisions

1.                  Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

2.                  Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3.                  Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, agreements, documents and other obligations to be entered into by the Corporation in the ordinary course of its business, with or without director action, may be executed on behalf of the Corporation by any director or officer of the Corporation as the Board of Directors may authorize.

4.                  Voting of Securities. Unless the Board of Directors otherwise provides, the Chief Executive Officer, if one is elected, the President, any Vice President or the Chief Financial Officer, Vice President, Finance or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

5.                  Resident Agent; Offices. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

6.                  Corporate Records. The original or attested copies of the Certificate of Incorporation, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

7.                  Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended (including pursuant to any Certificate of Designation) and in effect from time to time.

8.                  Amendments. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the Board of Directors; provided, that the Board of Directors may not alter, amend or repeal any provision of these Bylaws which by law, by the Certificate of Incorporation or by these Bylaws requires action by the stockholders.

9.                  Waiver of Notice. Whenever notice is required to be given under any provision of these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting needs to be specified in any written waiver or any waiver by electronic transmission.